Exhibit 10.6.1

MARVELL TECHNOLOGY, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Enrollment Date:     _I understand that this Subscription Agreement shall remain in effect throughout successive Offering Periods unless terminated or unless I am required to sign a new agreement.

1.I hereby elect to participate in the Marvell Technology, Inc. 2000 Employee Stock Purchase Plan, as may be amended and restated from time to time (the “Stock Purchase Plan”) and subscribe to purchase common shares of the Company (“Common Stock”) in accordance with the Stock Purchase Plan, this Subscription Agreement, and the terms set forth in the Addendum hereto. Terms not otherwise defined herein have the same meaning attributed to them in the Stock Purchase Plan.

2.I understand that the Stock Purchase Plan is a voluntary plan and I acknowledge that any Payroll deductions I elect to contribute to the Stock Purchase Plan are made on an entirely voluntary basis. I hereby authorize Payroll deductions from each paycheck in the amount of ______% (maximum 15%, in whole percentages only) of my Payroll on each payday during the Offering Period in accordance with the Stock Purchase Plan. (No fractional percentages are permitted.) I acknowledge that a lesser percentage of my Payroll than indicated by me may be contributed if necessary to comply with applicable laws (in particular applicable laws related to minimum salary requirements). Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions or my participation is otherwise terminated in accordance with the Stock Purchase Plan. I agree to execute a separate participation agreement with the Company or, if different, my employer (the “Employer”) or any other agreement or consent that may be required by the Employer or the Company in connection with this authorization, either now or in the future. I understand I will not be able to participate in the Stock Purchase Plan if I fail to execute any such consent or agreement.

3.I understand that said Payroll deductions should be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Purchase Date of the Offering Period unless I withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose at least 15 days before the Purchase Date or unless my participation in the Stock Purchase Plan is otherwise terminated. I understand that I may withdraw from the Stock Purchase Plan and have Payroll deductions refunded (without interest) promptly at any time during the Offering Period as long as written notice of my withdrawal is provided to the Administrator, in required form, at least 15 days before the Purchase Date. I understand that the duration of Offering Periods (including the commencement dates thereof) shall be subject to change by the Administrator in accordance with Sections 4 and 18 of the Stock Purchase Plan.

4.I have received a copy of the complete Stock Purchase Plan. I have also received a copy of the complete Stock Purchase Plan Prospectus. I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan.

5.I understand that during subsequent Offering Periods my participation in the Stock Purchase Plan will continue to be governed by this Subscription Agreement, including the Addendum, and the Stock Purchase Plan. Further, I understand that at its discretion and to the extent permitted by the Stock Purchase Plan, the Company may amend the Stock Purchase Plan and/or this Subscription Agreement, and by continuing to participate in the Stock Purchase Plan, and without the need to provide affirmative consent, I agree to the terms and conditions of the amended Stock Purchase Plan and/or Subscription Agreement.

6.I acknowledge that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the Stock Purchase Plan and legally applicable or deemed applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. I
Email to: stockadmin@marvell.com    Fax to: (408) 222-9300

further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the Stock Purchase Plan, including, but not limited to, the grant of the Purchase Right, the purchase of shares of Common Stock under the Stock Purchase Plan, the subsequent sale of shares of Common Stock acquired under the Stock Purchase Plan and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Purchase Right to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, I acknowledges that if I am subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I will make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations, if any, with regard to all applicable Tax-Related Items by one or a combination of the following: (a) withholding from my wages or other cash compensation payable to me by the Company and/or the Employer; (b) withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the Purchase Right either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); or (c) withholding shares of Common Stock to be issued upon exercise of the Purchase Right, provided, however, that if I am a Section 16 officer of the Company, withholding shares of Common Stock will be subject to approval by the Board to the extent required under applicable law.

The Company may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including minimum or maximum rates applicable in my jurisdiction(s). In the event of over-withholding, I may receive a refund of any over-withheld amount in cash with no entitlement to the Common Stock equivalent, or if not refunded, I may be able to seek a refund from the local tax authorities. In the event of under-withholding, I may be required to pay additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding shares of Common Stock, for tax purposes, I will be deemed to have been issued the full number of shares of Common Stock subject to the exercised Purchase Right, notwithstanding that a number of shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items.

Finally, I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Stock Purchase Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock on my behalf under the Stock Purchase Plan and refuse to deliver the shares of Common Stock if I fail to make satisfactory arrangements to satisfy applicable withholding obligations for Tax-Related Items.

7.By enrolling in the Stock Purchase Plan and by authorizing Payroll deductions, I acknowledge that: (a) the Stock Purchase Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time, to the extent provided in the Stock Purchase Plan; (b) the grant of the Purchase Right is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Purchase Rights, or benefits in lieu of Purchase Rights, even if Purchase Rights have been granted in the past; (c) all decisions with respect to future grants of Purchase Rights, if any, will be at the sole discretion of the Company; (d) my participation in the Stock Purchase Plan shall not create a right to further employment or be interpreted as forming or amending an employment or service relationship with the Company, the Employer or any other Parent or Subsidiary and shall not interfere with the ability of the Employer to terminate my employment or other service relationship (if any) at any time; (e) I am voluntarily participating in the Stock Purchase Plan; (f) the Purchase Right and the shares of Common Stock subject to the Purchase Right, and the income from and value of same, are not intended to replace any pension rights or compensation; (g) the Purchase Right and the shares of Common Stock subject to the Purchase Right, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, holiday top-up, pension or retirement, or welfare benefits or similar mandatory payments; (h) unless otherwise agreed in writing with the Company, the Purchase Right and the shares of Common Stock subject to the Purchase Right, and the income from and value of same, are not granted in consideration for, or in connection with, any service I may provide as a director of any Parent or Subsidiary; (i) the future value of the shares of Common Stock purchased or to be purchased under the Stock Purchase Plan is unknown, indeterminable, and cannot be predicted with certainty; (j) if shares of Common Stock are purchased for me on a Purchase Date, the value of those shares of Common Stock acquired under the Stock Purchase Plan may increase or decrease in value, even below the purchase price; (k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Purchase Right resulting from (i) the application of any recoupment or recovery policy adopted by the Company or otherwise required by law, or

411873234-v4\NA_DMS

(ii) termination of my Continuous Employment (for any reason whatsoever, whether or not later found invalid or in breach of local labor laws in the jurisdiction where I am employed or the terms of my employment contract, if any); (l) in the event of termination of my Continuous Employment (regardless of the reason for the termination and whether or not such termination is later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment contract, if any), my right to participate in and to purchase shares of Common Stock under the Stock Purchase Plan, if any, will terminate effective as of the date that I am no longer actively providing services to the Employer, the Company or any other Parent or Subsidiary, and will not be extended by any notice period (e.g., the period of my Continuous Employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under local law or my employment contract, if any); the Administrator shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Stock Purchase Plan (including whether I may still be considered to be providing services while on a leave of absence); (m) unless otherwise provided in the Stock Purchase Plan or by the Company in its discretion, the Purchase Right and the benefits under the Stock Purchase Plan, if any, will not automatically transfer to another company in the case of a merger, take-over, or transfer of liability; and (n) neither the Company, the Employer, nor any other Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between my local currency (if not the United States dollar) and the United States dollar that may affect the value of the Purchase Right or of any amounts due to me pursuant to the purchase of shares or the subsequent sale of any shares purchased under the Stock Purchase Plan.

8.The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock. I should consult with my own personal tax, legal, and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.

9.Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about me, including, but not limited to, my name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Purchase Rights or any other entitlement to shares of Common Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for purposes of implementing, administering and managing the Stock Purchase Plan. The legal basis, where required, for the processing of Data is my consent.

Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Corporate Services, Inc. and certain of its affiliated companies (the “Designated Broker”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Stock Purchase Plan. I may be asked to agree on separate terms and data processing practices with the Designated Broker, with such agreement being a condition to the ability to participate in the Stock Purchase Plan. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner.

International Data Transfers. If I reside, work or am otherwise located outside of the United States, Data will be transferred from my country to the United States, where the Company and the Designated Broker, respectively, are based. My country or jurisdiction may have different data privacy laws and protections than the United States. If I am located in the European Union (“EU”) and/or European Economic Area (“EEA”), I understand and acknowledge that the United States are not subject to an unlimited adequacy finding by the European Commission and might not provide a level of protection of personal data equivalent to the level of protection in my country. As a result, in the absence of the implementation of appropriate safeguards such as the Standard Contractual Clauses or binding corporate rules adopted by the EU Commission, the processing of personal data might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, data subjects might have no, or less, enforceable rights regarding the processing of my personal data. The Company’s legal basis for the transfer of Data, where required, is my consent.

Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage my participation in the Stock Purchase Plan, or as required to comply with legal or regulatory obligations, including under tax, securities, exchange control, labor and other laws.

Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Stock Purchase Plan is voluntary and I am providing the consents herein on a purely voluntary basis. I may withdraw any such consent at any

411873234-v4\NA_DMS

time with future effect for any or no reason. If I do not consent, or if I later seek to revoke the consent, my salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant me Purchase Rights under the Stock Purchase Plan or other equity awards or administer or maintain such awards. For more information on the consequences of refusal to consent or withdrawal of consent, I should contact my local human resources representative.

Data Subject Rights. I may have a number of rights under data privacy laws in my jurisdiction. Depending on where I am based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify or amend incorrect or incomplete Data, (iii) delete Data, (iv) request restrictions on processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in my jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, I can contact my local human resources representative.

Declaration of Consent. By accepting this Subscription Agreement and indicating consent via the Company’s acceptance procedure, I explicitly declare my consent to the data processing practices described in this Section 9, including, without limitation, to the collection, processing and use of Data by the Company and, if applicable, to the transfer of Data to the recipients mentioned above, including the onward transfer of Data by the Company to the Designated Broker, or, as the case may be, a different service provider selected by the Company.

10.The Purchase Right and the provisions of this Subscription Agreement will be governed by, and subject to, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the grant or this Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted exclusively in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

11.By participating in the Stock Purchase Plan, I acknowledge that I am proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow me to understand the content of this Subscription Agreement and any other materials related to the Stock Purchase Plan. If I have received this Subscription Agreement or any other document related to the Stock Purchase Plan translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version will control.

12.The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Stock Purchase Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Stock Purchase Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

13.The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14.Notwithstanding any provisions in this Subscription Agreement, the Purchase Right shall be subject to any additional terms and conditions set forth in the Addendum to this Subscription Agreement. Moreover, if I relocate to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Subscription Agreement.

15.The Company reserves the right to impose other requirements on my participation in the Stock Purchase Plan, on the Purchase Right, and on any shares of Common Stock acquired under the Stock Purchase Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16.I acknowledge that I may be subject to insider-trading restrictions and/or market-abuse laws in applicable jurisdictions, including the United States and (if different) my country, my broker’s country and/or the country where the Shares are listed, which may affect my ability to accept, acquire, sell or attempt to sell, or otherwise dispose of shares of Common Stock, rights to shares of Common Stock or rights linked to the value of shares of Common Stock, during such times as I am considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions, including the United States and, if different, my country). Local insider trading laws and regulations may

411873234-v4\NA_DMS

prohibit the cancellation or amendment of orders I placed before possessing inside information. Furthermore, I may be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them to otherwise buy or sell securities (third parties include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. I am responsible for complying with any applicable restrictions, so I should speak to my personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in my country.

17.I acknowledge that my country may have certain foreign asset and/or account reporting requirements, exchange controls and/or tax reporting requirements which may affect my ability to acquire or hold shares of Common Stock under the Stock Purchase Plan, or cash received from participating in the Stock Purchase Plan, in a brokerage or bank account outside of my country. I understand that I may be required to report such accounts, assets or transactions to the tax or other authorities in my country and/or to pay and/or report applicable taxes due in connection with the Award on my own behalf. I may also be required to repatriate sale proceeds or other funds received as a result of participating in the Stock Purchase Plan to my country of residence through a designated bank or broker within a certain time after receipt. I acknowledge that it is my responsibility to be aware of and compliant with such regulations and that I should speak with my personal advisor on this matter.

18.I acknowledge that a waiver by the Company of a breach of any provisions of this Subscription Agreement shall not operate or be construed as a waiver of any other provision of this Subscription Agreement, or of any subsequent breach by me or any other participant.

19.I hereby agree to be bound by, and understand that my participation in the Stock Purchase Plan is in all respects subject to, the terms of the Stock Purchase Plan and this Subscription Agreement, including the Addendum. The effectiveness of this Subscription Agreement and my participation in the Stock Purchase Plan is dependent upon my eligibility to participate in the Stock Purchase Plan.

_________________________________
Employee Signature

Employee Name (Please Print Full Legal Name)	Employee ID # (payroll file number)

411873234-v4\NA_DMS